UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Aero Holdings Corp.

(Name of small business issuer in its charter)

Delaware	4512	68-0585823
(State or other jurisdiction of i ncorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7633 East 63rd St., Suite 300, Tulsa, Oklahoma 74133
(352) 361-1659
(Address and telephone number of principal executive offices)

7633 East 63rd St., Suite 300, Tulsa, Oklahoma 74133
(Address of principal place of business or intended principal place of business)

Aaron D. McGeary, 405 Airport Fwy, #5 Bedford, Texas 76021
(817) 268-3520
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Amount of registration fee
Common stock, par value $0.001 per share	$5,000,000	10,000,000	$0.50	$535(1)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Disclosure alternative used (check one): Alternative 1   Alternative 2 X

(1) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated July 12, 2006

PROSPECTUS

Eagle Aero Holdings Corp.
10,000,000 Shares of Common Stock

The selling shareholder named in this prospectus is offering 10,000,000 shares of common stock of Eagle Aero Holdings Corp.  We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling shareholder has set an offering price for these securities of $0.50 per share and an offering period of four month from the date of this prospectus. See “Security Ownership of Selling Shareholder and Management” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by Selling Shareholder	Price To Public	Selling Agent Commissions	Proceeds to Selling Shareholder
Per Share	$0.50	Not applicable	$0.50
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	$5,000,000.00	Not applicable	$5,000,000.00

Proceeds to the selling shareholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $20,000. Eagle Aero Holdings Corp. will pay these expenses.

This Prospectus is dated July 12, 2006.

SUBJECT TO COMPLETION, DATED JULY 12, 2006

PROSPECTUS

Eagle Aero Holdings Corp.

10,000,000 Shares of Common Stock

This prospectus covers the resale of an aggregate 10,000,000 shares of common stock, par value $0.001, by Mr. Stuart A. Carnie and Mr. Lee R. Snider, the selling stockholders under this prospectus.

These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

The selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 12, 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
THE OFFERING	6
SUMMARY FINANCIAL DATA	7
RISK FACTORS	8
(a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING	8
(b) RISKS RELATED TO THE AIRLINE INDUSTRY	10
(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	17
DILUTION	17
USE OF PROCEEDS TO ISSUER	17
SELLING SHAREHOLDERS	18
PLAN OF DISTRIBUTION	18
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
REMUNERATION OF DIRECTORS AND OFFICERS	23
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	23
DESCRIPTION OF SECURITIES	23
LEGAL MATTERS	24
EXPERTS	24
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24
DESCRIPTION OF BUSINESS	25
General	25
Market Analysis: The Aviation Industry	25
Competition	27
Compliance With Government Regulation	28
Employees	28
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	28
PLAN OF OPERATION	29
RESULTS OF OPERATIONS	30
LIQUIDITY AND CAPITAL RESOURCES	30
CRITICAL ACCOUNTING POLICIES AND ESTIMATES	31
DESCRIPTION OF PROPERTY	32
FINANCIAL COMMITMENTS	32
EXECUTIVE COMPENSATION	32
STOCK INCENTIVE PLAN	33
COMPENSATION OF DIRECTORS	33
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	33
MARKET FOR COMMON EQUITY	33
SEC POSITION ON INDEMNIFICATION	33
AVAILABLE INFORMATION	34
REPORTS TO STOCKHOLDERS	34
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
NOTES TO FINANCIAL STATEMENTS	40
DEALER PROSPECTUS DELIVERY OBLIGATION	43
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	43
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS	43
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	43
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES	43
ITEM 27. INDEX TO EXHIBITS	44
ITEM 28. UNDERTAKINGS	44
SIGNATURES	46

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to Eagle Aero Holdings Corp. as "we," "us," "our," "Eagle Aero” and the “Company.”

Eagle Aero Holdings Corp.

Eagle Aero was formed to acquire an aviation business. Provided that we are successful with this offering, the Company plans to use the proceeds to acquire one or more aviation businesses, in whole or in part.

The principals and management of Eagle Aero have over 50 years of collective experience in the aviation industry, stemming from their backgrounds in the finance and lease of aircraft and aircraft engines, and from years of “hands-on” work managing businesses that served both the commercial and military aviation markets.

Our principal offices are located at 7633 East 63rd St., Suite 300, Tulsa, Oklahoma 74133. Phone: 352-361-1659 Fax: 918-449-8344

THE OFFERING

Securities offered........................................................................................................................	10,000,000 shares of common stock

Selling shareholder(s).................................................................................................................	2

Offering price...............................................................................................................................	$0.50 per share

Shares outstanding prior to the offering.................................................................................	44,001,500 shares of common stock

Shares to be outstanding after the offering............................................................................	44,001,500 shares of common stock

Use of proceeds............................................................................................	We will not receive any proceeds from the sale of the common stock by the selling shareholder.

This prospectus relates to the sale of up to 10,000,000 shares of our common stock by the selling stockholder identified in the section of this prospectus entitled "Selling Shareholders." These 10,000,000 shares are being offered hereby by Mr. Stuart A. Carnie and Mr. Lee R. Snider, the selling shareholders under this prospectus.

The number of shares offered by this prospectus represents up to approximately 22.7% of the total common stock outstanding after the offering.

Information regarding the selling shareholders, the common shares being offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Shareholders " and "Plan of Distribution." We will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

SUMMARY FINANCIAL DATA

The following historical consolidated financial information is that of Eagle Aero Holdings Corp., a development stage company, and should be read in conjunction with the consolidated financial statements and the notes to those statements and the section entitled "Management's Discussion and Analysis or Plan of Operation " included elsewhere in this prospectus.

EAGLE AERO HOLDINGS CORP.
Income Statement
(A development company)

	February 28, 2006	December 31, 2005	December 31. 2004
		Audited	Audited
Revenue	0	0	0

Expenses			0
Shares Issued in Exchange For Services	0	39000
Other Administrative and Operating expenses	60	5,054	817
Total Expenses	60	44,054	817

Net Income (Loss)	(60)	(44,054)	(817)

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS CORP.
Balance Sheet
(A development stage company)

	February 28, 2006	December 31, 2005	December 31, 2004
	Unaudited	Audited	Audited
ASSETS
Cash & Equivalents	35,134	0	550
Total Assets	35,134	0	550

LIABILITIES
Accounts Payable	0	0	0
Shareholder Loans	6,063	5,869	1,365
Total Liabilities	6,063	5,869	1,365

39,000,000Shares Issued in Exchange for Services @ Par Value of $0.001 on December, 2005	39,000	39,000	2
5,000,000 Shares Issued @ $ 0.007 on February 2006	35,000	0	0
Retained Ernings (Deficit)	(44,869)	(815)	0
Net Income (Loss)	(60)	(44,054)	(817)
Total Stockholders Equity	29,071	(5,869)	(815)
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	35,134	0	550

The accompanying notes are an integral part of these financial statements.

Since our inception on May 12, 2004, we have incurred significant losses, and at December 31, 2004 we had an accumulated deficit of $817 and at December 31, 2005 we had an accumulated deficit of $44,871 (The accumulated deficit for the unaudited period ending February 28, 2006 was $44,931).

We expect to continue to incur losses for at least the next 12 months, while we initiate the acquisition of a charter air transportation services company and commence operations of a charter airline under the Eagle Aero brand.

We do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through the sale of equity securities. (See "Plan of Operation")

Our net losses to December 31, 2005 (and from the unaudited period beginning January 1, 2006 to February 28, 2006), lack of revenues, and our need for additional capital to execute our business plan, raise substantial doubt about our ability to continue as a going concern. Our future continuation is dependent upon our ability to raise additional capital. If we are not successful in our efforts to raise sufficient capital, we may be forced to cease our planned business operations altogether.

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, PROSPECTIVE PURCHASERS OF THE COMMON SHARES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

THE SECURITIES WE ARE OFFERING THROUGH THIS REGISTRATION STATEMENT ARE HIGHLY SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. WE ALSO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING RISK FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

 (a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS NO OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS.

Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in a rapidly evolving market such as the aviation business. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the amount of business transacted - the frequency of which is uncertain. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE AND WE MAY NEVER ACHIEVE PROFITABILITY.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, the Company has expended resources on the development of our business. As a result, losses were incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: an acquisition or acquisitions, brand development, marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company's ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF THE COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because the operating results will be volatile and difficult to predict, in some future quarter the operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of the common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased fuel costs, increased labor costs, the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; seasonality and a general economic slowdown. Any change in one or more of these factors could reduce gross margins in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS.

Our independent auditors noted in their report accompanying our financial statements for each of the years ended December 31, 2005 and December 31, 2004 that we have not made a profit. At December 31, 2005 we had a loss of $44,054 and an accumulated deficit of $44,869. They further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At December 31, 2005, we had zero cash reserves. We do not currently have sufficient capital resources to fund operations. We will need to raise additional capital to stay in business. It is highly likely that we will raise money through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing shareholders. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

(b) RISKS RELATED TO THE AIRLINE INDUSTRY

In the event that we are successful in the acquisition of a charter airline business, the following business risks will be relevant to our business and our plan of operations.

THE AIRLINE INDUSTRY IS HIGHLY COMPETITIVE.

The airline industry is highly competitive, primarily due to the effects of the Airline Deregulation Act of 1978, which was recodified into the Transportation Act. The Transportation Act substantially eliminated government authority to regulate domestic routes and fares and has increased the ability of airlines to compete with respect to destination, flight frequencies and fares.

Many of our potential competitors are larger and/or have substantially larger customer bases, greater brand recognition in other airline markets and significantly greater financial and marketing resources than we do. The commencement of, or increase in, service on routes where we may one day operate, by existing or new carriers, could negatively impact our operating results. Fare reductions and capacity increases by competing airlines could adversely affect our operations and profitability.

Vigorous price competition exists in the airline industry. Potential competitors may offer discount fares and other promotions to stimulate traffic during weaker travel periods, generate cash flow or increase relative market share in selected markets. In the future, aggressive marketing tactics or a prolonged fare war initiated by these competitors could impact our limited financial resources and adversely affect our ability to compete in these markets. The introduction of widely available, deeply discounted fares by a competitor could result in lower revenues for the entire industry and could have a material adverse effect on our financial condition and operating results.

Competition for scheduled services: In scheduled service, we may compete against both the large U.S. scheduled service airlines and, from time to time, against smaller regional or start-up airlines. Competition is generally based on price, schedule, quality of service and convenience. Where we may seek to expand our service by adding routes or frequency, competing airlines may respond with intense price and schedule competition. In addition, when other airlines seek to establish a presence over new routes, they may engage in significant price discounting. Because of our size and financial resources relative to some of the major airlines, we will be less able to absorb losses from these activities than many of our competitors.

Competition for Commercial Charter Services: In commercial charter service, we may compete against both the major U.S. scheduled airlines and smaller U.S. charter airlines. The scheduled carriers compete for leisure travel customers with our commercial charter operations in a variety of ways, including by:

➢	Discounting seats on scheduled flights to tour operators
➢	promoting packaged tours to travel agents for sale to retail customers
➢	selling other products to the public

We may also compete directly against other charter airlines that generally compete for customers against the lowest revenue-generating seats of the scheduled airlines. During periods of dramatic fare cuts by other scheduled airlines, we may be forced to respond competitively to these deeply discounted prices.

BECAUSE THE AIRLINE INDUSTRY IS CHARACTERIZED BY LOW GROSS PROFIT MARGINS AND HIGH FIXED COSTS, A MINOR SHORTFALL FROM EXPECTED REVENUE COULD HAVE A SIGNIFICANT IMPACT ON OUR EARNINGS.

The airline industry as a whole, and scheduled service in particular, are characterized by low gross profit margins and high fixed costs. The costs of operating a flight does not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers or in fare pricing or traffic mix could, in the aggregate, have a significant effect on operating and financial results. Accordingly, a shortfall from expected revenue levels would have a significant impact on earnings.

OVERCAPACITY IN THE AIRLINE INDUSTRY WILL NEGATIVELY AFFECT OUR OPERATING RESULTS.

Excess capacity or overcapacity (excess seat availability) in the airline industry can negatively affect operating results. To date, U.S. carriers have addressed the problem of overcapacity primarily by decreasing unit revenues and expenses rather than cutting excess capacity. We cannot assure you when or if the airline industry will decrease capacity. Unless and until the airline industry effectively addresses the overcapacity problem, we expect that price discounting and competitive pressures may adversely affect our operating results and our ability to pay our obligations as they come due.

SIGNIFICANT INCREASES IN THE COST OF AIRCRAFT FUEL COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

Fuel costs are a significant portion of an airline’s operating costs. As a result, increases in fuel costs could harm our financial condition and results of operations.

Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, we cannot predict the future cost and availability of fuel with any degree of certainty. In the event of a fuel supply shortage and resultant higher fuel prices, we cannot assure you that we would be able to offset any increases in the price of fuel by higher fares. Although we may enter into certain fuel hedging arrangements to reduce our exposure to fluctuations in fuel prices, there is no guarantee that any such hedging arrangements will benefit the Company. As a result, we have significant exposure to the risk of increases in the price of fuel. Any such increase could have a material adverse effect on our financial condition and results of operations.

THE AIRLINE INDUSTRY IS HEAVILY REGULATED, AND CHANGES IN OUR GOVERNMENTAL AUTHORIZATIONS OR CERTIFICATES, OR CHANGES IN GOVERNMENTAL REGULATIONS, COULD ADVERSELY IMPACT OUR BUSINESS.

In the event that we are successful in the acquisition of a charter air services company, we will be subject to a wide range of governmental regulation by U.S. Federal, State and foreign governmental agencies. We will be subject to regulation by, among others, the following authorities:

➢	U.S. Department of Transportation
➢	U.S. Federal Aviation Administration
➢	U.S. National Mediation Board, with respect to labor matters
➢	U.S. Federal Communications Commission, with respect to use of radio facilities
➢	U.S. Department of Defense, with respect to our military/government charter business
➢
U.S. Environmental Protection Agency and similar state and local authorities, primarily with respect to the use, discharge and disposal of hazardous materials at or from our maintenance and airport facilities

➢	similar authorities in foreign countries with respect to our international scheduled service and charter operations

In the future, a modification, suspension or revocation of any of our authorizations or certificates issued by the regulatory authorities having jurisdiction over us, or institution of proceedings for non-compliance with the regulations of such authorities, could adversely impact our business.

AIRLINES ARE OFTEN AFFECTED BY FACTORS BEYOND THEIR CONTROL, INCLUDING TRAFFIC CONGESTION AT AIRPORTS, WEATHER CONDITIONS AND INCREASED SECURITY MEASURES, ANY OF WHICH COULD HARM OUR OPERATING RESULTS AND FINANCIAL CONDITION.

Like other airlines, we are subject to delays caused by factors beyond our control, including air traffic congestion at airports, adverse weather conditions and increased security measures. Delays are a disservice to passengers, reduce aircraft utilization and increase costs, all of which in turn affects our revenues and potential profitability. During periods of fog, snow, rain, storms or other adverse weather conditions, traffic control problems could harm our operating results and financial condition.

WE MAY INCUR SUBSTANTIAL LOSSES IN THE EVENT OF AN AIRCRAFT ACCIDENT.

We may incur substantial losses in the event of an aircraft accident. These losses may include the repair or replacement of a damaged aircraft, and the consequent temporary or permanent loss of the aircraft from service, as well as claims from injured passengers and other persons.

Although we intend to purchase adequate insurance coverage, we cannot assure you that we will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident could have a material adverse effect on our business, operations and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would materially harm our business.

CUSTOMERS MAY CANCEL OR DEFAULT ON THEIR CONTRACTS WITH US.

Customers who have contracted with the charter air carrier that we are planning to acquire may cancel or default on their contracts, and we may not be able to obtain other business to cover the resulting loss in revenues. In the event that customers with large contracts cancel or default and we are not able to obtain other business, our financial position could be materially adversely impacted.

THE AIRLINE INDUSTRY IS SENSITIVE TO ECONOMIC TRENDS, AND WEAKNESS IN THE ECONOMY WILL ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS. THE PROFITABILITY OF OUR OPERATIONS IS INFLUENCED BY ECONOMIC CONDITIONS AS DEMAND FOR LEISURE TRAVEL DIMINISHES DURING ECONOMIC DOWNTURNS.

Airline traffic is particularly sensitive to changes in economic growth and expectations. In 2001, 2002 and 2003, weak economic growth contributed to the airline industry suffering significant losses. During 2002, both US Airways Group, Inc., which conducts its airline business through its subsidiary US Airways, Inc., and UAL Corporation, which conducts its airline business through subsidiary, United Airlines, Inc., filed for bankruptcy. (US Airways Group, Inc. emerged from bankruptcy protection on March 31, 2003.) Because airlines operating under bankruptcy protection receive increased flexibility to reduce their costs by voiding contracts and renegotiating existing business and financial obligations, current and future airline bankruptcies could have a substantial impact on industry competition. A substantial portion of our revenues is derived from leisure travel, which is discretionary and therefore especially sensitive to economic downturns. A recurrence of the recent recessionary economic conditions could be expected to result in a reduction of airline passenger traffic, and leisure travel in particular, which in turn would harm our financial condition and results of operations.

OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS.

Our proposed charter air services operations are subject to a variety of factors that frequently cause considerable volatility in our earnings, including:

➢	changes in fuel, security and insurance costs
➢	seasonal variations in demand, affecting revenues earned
➢	increases in personnel, marketing and other operating expenses

In addition, seasonal variations in air traffic and expenditures affect our operating results from quarter to quarter. Historically, we have experienced reduced demand during the fourth quarter, as demand for leisure airline services during this period is lower relative to other times of the year. Given our high proportion of fixed costs, seasonality can affect our profitability from quarter to quarter. Our areas of operations may experience bad weather conditions in the winter, causing increased costs associated with de-icing aircraft, canceled flights and accommodating displaced passengers. Due to the factors described above, our results of operations in any one quarter are not necessarily indicative of our annual results of operations.

THE TERRORIST ATTACKS OF SEPTEMBER 11, 2001, CONTINUE TO HAVE A NEGATIVE IMPACT ON THE AIRLINE INDUSTRY. THE CURRENT GLOBAL STATE OF AFFAIRS, INCLUDING THE IRAQ WAR AND ITS AFTERMATH, THE THREAT OF ANOTHER OUTBREAK OF A COMMUNICABLE DISEASE, SUCH AS SEVERE ACUTE RESPIRATORY SYNDROME (SARS), AND THE POSSIBILITY OF FUTURE TERRORIST ATTACKS, MAY CONTINUE OR EVEN WORSEN. THESE CONCERNS AND THE OCCURRENCE OF SUCH AN EVENT OR EVENTS LIKE SARS AND TERRORIST ATTACKS COULD HAVE A NEGATIVE IMPACT ON THE AIRLINE INDUSTRY.

The terrorist attacks of September 11, 2001 were highly publicized. The impacts that these events will continue to have on the airline industry in general are not known at this time, but could have a substantial negative impact on our potential ability to return to profitable operations, due in part to:

➢	A reduction in the demand for travel until public confidence in the air transportation system is restored
➢	An increase in costs due to enhanced security measures and government directives in response to the terrorist attacks
➢	An increase in the cost of aviation insurance in general, and the cost and availability of coverage for acts of war, terrorism, hijacking, sabotage and similar acts of peril in particular
➢	The potential increase in fuel costs and decrease in availability of fuel if oil-producing countries are affected by terrorism concerns or related civil unrest

The combination of continued instability in the aftermath of the Iraq war, the public's concerns about the possibility of another outbreak of a disease that can be spread by fellow commercial air passengers, and the continuing threat of future terrorist attacks in the United States and abroad has continued to have a negative impact on the public's willingness to use air travel. It is impossible to determine if and when such adverse effects will abate. In particular, it is likely that the threat of terrorist activity will continue for an indefinite period of time, which will likely continue to have a negative impact on the airline industry.

(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Depending upon market liquidity, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to effect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF THEY ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

➢	our status as a development stage company with a limited operating history
➢
no revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the shares of a seasoned issuer in the event of negative news or lack of progress and announcements of new products by us or our competitors

➢	the timing and development of products and services that we may offer
➢	general and industry-specific economic conditions
➢	actual or anticipated fluctuations in our operating results
➢	our capital commitments
➢	the loss of any of our key management personnel

In addition, the financial markets have experienced extreme price and volume fluctuations. The market prices of the securities of aviation companies have been highly volatile and may continue to be highly volatile in the future, some of which may be unrelated to the operating performance of particular companies. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company’s debt facilities and other factors considered appropriate by the Company’s Board of Directors. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. We plan to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We will need to raise additional capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

OUR INCORPORATION DOCUMENTS AND DELAWARE LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR SHAREHOLDERS TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT SHAREHOLDERS CONSIDER FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company, such as prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates. In addition, we are governed by the provisions of Section 203 of Delaware General Corporate Law. These provisions may prohibit large shareholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which may prevent or frustrate any attempt by our shareholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

WE WILL RAISE ADDITIONAL CAPITAL AND, THEREBY, FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING.

We will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available and, if the capital is available at all, that it will be available on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected.

WE ARE DEPENDENT ON KEY PERSONNEL.

The Company's success will largely rely on the efforts and abilities of certain key personnel. While the Company does not foresee any reason why such key personnel will not remain with the Company, if for any reason they do not, the Company could be adversely affected. The Company has not purchased key man life insurance for any of these individuals.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the airline industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

CONTROL OF COMPANY BY EXISTING SHAREHOLDERS

After the Offering, the Company’s executive officers and directors beneficially own over 50% of the Company’s outstanding Common Stock. These shareholders will be able to continue to elect over a majority of the Company’s directors and to determine the outcome of the corporate actions requiring stockholder approval, regardless of how the remaining shareholders of the Company may vote.

OUR SHARES QUALIFY AS PENNY STOCKS AND, AS SUCH, ARE SUBJECT TO THE RISKS ASSOCIATED WITH “PENNY STOCKS”.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51-1” of the Securities and Exchange Commission (the “SEC”).  Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g-9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the preceding "Risk Factors" section and elsewhere in this prospectus. These forward-looking statements address, among others, such issues as:

➢	future earnings and cash flow
➢	development projects
➢	business strategy
➢	expansion and growth of our business and operations
➢	our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

DILUTION

The common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders. Upon the successful completion of this offering, the number of shares will total 44,001,500 shares outstanding.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the shares by the selling stockholder. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholder, as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution."

We are registering 10,000,000 shares for gross proceeds of $5,000,000 million from the sale of the Selling Shareholder’s common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling shareholder.

With the exception of any brokerage fees and commission which are the obligation of the selling stockholder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $20,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders who may sell their shares under this prospectus from time to time. No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. In addition, the following table provides certain information with respect to the selling shareholders' ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling shareholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus.

Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholders.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled "Plan of Distribution" for further information regarding the selling shareholders' method of distribution of these shares.

NAME OF SELLING STOCKHOLDER	NUMBER OF SHARES BEING OFFERED	PERCENTAGE OF CLASS(1)
		BEFORE OFFERING	AFTER OFFERING
Stuart A. Carnie	5,000,000	43%	32%
Lee R. Snider	5,000,000	45%	34%

PLAN OF DISTRIBUTION

We are registering 10,000,000 shares of our common stock for resale by the selling shareholders identified in the section above entitled "Selling Stockholders." We will receive none of the proceeds from the sale of these shares by the selling shareholders.

The selling shareholder may sell some of all of his common stock in one or more transactions, including block transactions:

➢	on such public markets or exchanges as the common stock may from time to time be trading;
➢	in privately negotiated transactions;
➢	through the writing of options on the common stock;
➢	settlement of short sales; or,
➢	in any combination of these methods of distribution.

The selling shareholder has set an offering price for these securities of $0.50 per share, no minimum purchase of shares, and an offering period of four months from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. In the event of the transfer by the selling shareholder of his shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling shareholder who has transferred his shares.

The selling shareholder may also sell his shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling shareholder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling shareholder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholder.

If, after the date of this prospectus, the selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

Eagle Aero Holdings and any broker-dealers or agents that are involved in selling the shares are deemed to be "underwriters" in connection with such sales according to SEC rules and regulations.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling shareholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling shareholders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $20,000. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling shareholder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholder and any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

➢	Not engage in any stabilization activities in connection with our common stock;
➢	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
➢	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

NAME	AGE	POSITION AND TERM OF OFFICE	INITIAL ELECTION OR APPOINTMANT DATE
Lee R. Snider	46	Chairman & CEO	April 1, 2004
Stuart A. Carnie	38	President	April 1, 2004
Russell W. Mentink	70	Vice President of Operations	April 1, 2004
Christopher Brown	39	Director Of Commercial Leasing	January 1, 2005
Robert W. Keddie	38	Director of Information Technology	July 1, 2005

The authorized number of directors of the corporation shall be 2. All directors hold office until the next annual meeting of the shareholders following their election and until their successors have been elected and qualified. The board of directors appoints officers. Officers hold office until the next annual meeting of our board of directors following their appointment and until their successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our directors and executive officer:

Lee R. Snider, Chairman & CEO. Lee Snider, aged 46, is an aviation industry professional with over 21 years of experience in the aviation industry. Mr. Snider has obtained an airframe and power plant license, commercial pilot certificates and wide-ranging aviation management experience. Mr. Snider has been responsible for the management of more than 35 aircraft under Federal Aviation Regulations 135 and 121, with aircraft based in fifteen U.S. locations, one in Japan and one in Europe. Mr. Snider has Degrees in Aviation Maintenance Technologies and Business Management.

Stuart A. Carnie, President. Stuart A. Carnie, aged 38, has spent the past ten years in the aviation industry providing aircraft and financing to private and publicly held airlines worldwide. Most recently, Mr. Carnie served as President and CEO of a publicly held airline development company that developed three carriers in emerging markets throughout the Caribbean and Latin America.

Mr. Carnie has obtained knowledge of Federal Aviation Authority regulations 121, 129 and 135 through his working experience over the past ten years. From his background in marketing and aviation, he possesses the skills required to make Eagle Aero Holdings Corp. a success in both the aviation and public arenas.

Russell W. Mentink, Vice President of Operations. Russell Mentink, aged 70, developed and served numerous regional airlines in senior management positions and has worked in the regional airline marketplace for over 25 years. Recently, as COO of Great Plains Airlines, Mr. Mentink was responsible for generating sales for the Company. Mr. Mentink bring extensive experience in airline operations to Eagle Aero Holdings.

Christopher Brown, Director Of Commercial Leasing. Christopher Brown, aged 39, is an executive aviation manager with more than fifteen years of experience in aviation operations, sales, management and marketing. Mr. Brown is an expert in developing research analysis for industry trade, partnering, proposals and sales. He has extensive aviation industry knowledge and a strong professional network in the aviation operations and finance industry.

Most recently, Mr. Brown worked with the GE Capital Corporation’s Aircraft Services Group in Connecticut. As one of their aircraft services account executives, he was responsible for managing the release of aircraft off-lease and identifying new customers and the renewal of existing customers, assisting in an increase in net earnings for GE Capital’s Aircraft Services to $300 million in 1999 by re-marketing, advertising, and releasing as many as six aircraft in 1999.

Prior to 1999, he acted as a GE Capital aircraft dealer sales representative, managing the development of sales, strategic growth, and aircraft dealer accounts. During his first year, Mr. Brown met and surpassed his quota of $90 million in sales volume and provided a 110% increase in retail sales conversions. Mr. Brown was instrumental in providing technical, networking, research, and due diligence information to GE Capital’s corporate aircraft group, including direct contribution to the Simuflite acquisition.

With considerable experience with NBAA/FAA relations, dealer/broker relations, aviation operations and safety information, Mr. Brown brings considerable experience and knowledge to Eagle Aero Holdings Corp.

Robert W. Keddie, Director of Information Technology. Robert Keddie, aged 38, has been involved with information technologies since 1994.  An instrument rated pilot and a former student of Embry-Riddle Aeronautical University in Daytona Beach, Florida, Mr. Keddie possesses knowledge of both information technology and aviation. Mr. Keddie has the ability to fully utilize the Internet and other media to develop a highly visible brand while simultaneously managing data network infrastructure. These skills, combined with his experience as a web developer, for both public and private initiatives, make Mr. Keddie an integral part of Eagle Aero’s growth both nationally and globally.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of May 02, 2006 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: Eagle Aero Holdings Corp., 7633 East 63rd St., Suite 300, Tulsa, Oklahoma, 74133. As of May 02, 2006, there were 44,001,500 shares of common stock issued and outstanding.

(1)	This table is based on 44,001,500 shares of common stock outstanding

As of the date of this prospectus, we had the following shareholders holding greater than 5%:

NAME OF DIRECTOR, OFFICER AND BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF COMMON STOCK
Stuart A. Carnie	19,000,750	43%
Lee R. Snider	20,000,750	45%

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the cash remuneration of our Director and Officers for the period from inception on May 12, 2004 through to Feb 28, 2006:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION
Lee R. Snider	Chairman & CEO	$-0-
Stuart A. Carnie	President	$-0-
Russell W. Mentink	Vice President of Operations	$-0-
Christopher Brown	Director Of Commercial Leasing	$-0-
Robert W. Keddie	Director of Information Technology	$-0-

We have no employment agreements with our executive officers. We do not pay compensation to our directors for attendance at meetings. We reimburse the directors for reasonable expenses incurred during the course of their performance.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our directors or officers;
•	any nominee for election as a director;
•	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or
•	any relative or spouse, or relative of such spouse, of the above referenced persons.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the shareholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Common Stock

The securities being offered by the selling shareholders are shares of our Common stock.

LEGAL MATTERS

Aaron D. McGeary, Attorney 405 Airport Fwy, #5 Bedford, Texas 76021, will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Auditor:

The financial statements for Eagle Aero Holdings Corp. as of May 2, 2006 included in this prospectus have been audited by Moore & Associates Chartered Accountants, the registered independent accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

Transfer Agent And Registrar:

West Coast Stock Transfer Inc., 850 W. Hastings, Suite 302, Vancouver, B.C. V6C 1E1, serves as the transfer agent and registrar for our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

➢	for any breach of their duty of loyalty to us or our shareholders;
➢	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
➢	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or,
➢	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

DESCRIPTION OF BUSINESS

General

Eagle Aero Holdings, Inc. (“Eagle Aero”, the “Company”) was founded in the State of Delaware on May 12, 2004. Our principal executive offices are located at 7633 East 63rd St., Suite 300, Tulsa, Oklahoma, 74133. Our telephone number is 918-459-4542.

Eagle Aero is a development stage company with no ongoing operations. We presently do not have the funding to execute our business plan.

Eagle Aero was formed to acquire an aviation business. Provided that we are successful with this offering, the Company plans to use the proceeds to acquire one or more aviation businesses, in whole or in part.

The principals and management of Eagle Aero have over 50 years of collective experience in the aviation industry, stemming from their backgrounds in the finance and lease of aircraft and aircraft engines, and from years of “hands-on” work managing businesses that served both the commercial and military aviation markets. As aviation industry veterans, our past success is evidenced by the amount of repeat business that our management team has executed for former clients, like Heller Financial, Finova, Korean Airlines, Excalibur Air, Aerolineas Internacional, Bank One, and private aircraft owners.

At present, we have identified and are investigating the possibility of acquiring a charter airline that has an Airline Operating Certificate (AOC) and FAR Part 121 that is without incident.

Eagle Aero has initiated discussions with the principals of the charter airline to better define merger and acquisition details. Because our discussions are at an early stage, this potential acquisition cannot be considered probable. In addition, we wish to protect our competitive advantage as potential suitors, should we secure the necessary funding and make a successful bid to acquire the charter air transportation carrier. As such, we choose not to disclose the name of the acquisition target, as we do not want to disclose our plans to potential competitors, and the employees and the clients of the charter air transportation services company.

There is no certainty that we will successfully acquire this aviation business. If we do not successfully acquire this charter airline, we plan to investigate the possibility of acquiring one or more aviation businesses.

Market Analysis: The Aviation Industry

Aviation is a cyclical industry, which often needs to restructure in the wake of economic downturns, during periods of recovery and growth. Economic downturns lead to fragmentation within the aviation industry, as lean times can force companies to close their doors and others to cut back or consolidate their operations. Upswings in the economy create significant demand for aviation services. During robust economic times, competitive gaps in the commercial aviation industry can become apparent; gaps that are manifest in ticket prices, quality of service, quality of equipment and flight availability.

With the tragic events of September 11, 2001, the entire world has been forced to rethink their security and operational practices. For the first 60-90 days after September 11th the airlines industry was in financial peril. Now, years after the event, the industry is healthy once again amidst clear signs of renewed growth.

The U.S. Department of Labor reported that air travel in the United States grew at a rapid pace until 2001, expanding from 172 million passengers in 1970 to nearly 642 million in 2003. However, over the next 3 years a combination of factors —including the events of September 11, 2001, and an economic recession— combined to reduce traffic to levels last witnessed in 1996. Nevertheless, air travel remains one of the most popular modes of transportation.

Several classes of airlines function in the United States. As of 2004, there were 15 major airlines—12 passenger and 3 all cargo—which the U.S. Department of Transportation defines as having operating revenues of more than $1 billion. The largest of these, generally have a “hub” and also fly internationally. A hub is a centrally located airport designated by an airline to receive a large number of its flights from many locations, and at which passengers can transfer to flights to any of the locations served by the airline’s system. In this way, the greatest number of passengers, from as many locations as possible, can be served in the most efficient way with a given set of resources.

In competition with the major airlines are low-cost, low-fare carriers. These carriers have traditionally not used hub and spoke systems and have offered flights between limited numbers of cities. They primarily have focused on flying shorter routes (400 miles or less) and on serving leisure travelers. But some low-fare carriers are expanding their routes to include longer transcontinental and nonstop flights. These moves have helped low-fare carriers expand their customer base to include more business travelers.

Regional airlines operate short-haul and medium-haul scheduled airline services that connect smaller communities with larger cities. Today, business for regional carriers in the U.S. is booming. In 2004, the regional airlines were part of the fastest growing segment of commercial aviation with 1 out of every 7 domestic airline passengers flying on a regional airline during all or a part of a trip.

The growing popularity of regional air services has affected the traditional hub and spoke business plan utilized by the legacy air carriers, and increased the market share available to the point-to-point low cost carriers. Discount carriers such as Southwest Airlines, JetBlue Airways and AirTran Airways are focused primarily on point-to-point major city travel. While these companies do not at this time offer regional travel it is part of their individual business plans to offer these services through third party carriers, such as the carrier that Eagle Aero Holdings Corp. has targeted for acquisition. An added bonus, state and city governments offer financial support for regional carriers to provide air service.

After September 11th, most of the major airlines reduced flight service by up to 20-30% on whole in an effort to reduce costs and services. The so-called “less-profitable” routes and cities suffered the most, with many individual airports losing up to 40% of their flights. However, we are seeing new operators initiate service on these routes, to take advantage of specific geographic demand for quality air service, cost-effective operations and reasonable ticket prices.

Additionally, aviation operations are growing at rates well above 9% in many different geographic regions, such as Asia, Africa, and South America. Most commercial regional carrier and freight airlines that service developing countries are experiencing growth. Latin America and Asia are forecast to expand at the fastest rates.

Latin America is beginning a period of increased aviation activity as many Latin American countries shift from highly regulated national flag carriers to a competitive market populated by private airlines. For example, while air cargo accounts for a constant 4% of domestic major carrier revenue, cargo operations in Asia currently represent over 9% of revenues and are growing at over 12% per year, corresponding to 45% of world cargo market share.

Due to steady economic growth, Asia’s aviation sector is growing again. A previously untapped market for travel within Asia is expected to grow at a rate of more than 8% through the year 2010. With GDP growth exceeding 10% per annum, China is a prime player in Asia’s aviation expansion, and is building new airports to accommodate forecast growth.

AVIATION ACTIVITY FORECASTS

	FORECAST			% ANNUAL GROWTH
	1997	1999	2008	1997-1999 1998-2008
EMPLANEMENTS
(MILLIONS)
Total	490.4	512.1	742.2	4.4	3.8
International	47.7	51.5	96.3	7.9	6.5
Latin America	17.3	19.2	39.2	10.9	7.9
Asia	14.1	14.9	26.9	5.7	5.9
Commuter/Regional	51.9	56.5	105.8	8.7	6.9

FLEET
Air Carrier	4363	4369	6063	0.8	2.9
Commuter/Regional	2157	2262	2936	4.9	2.9

Competition

If we are successful with the acquisition of the air charter transportation services company, we will compete with other charter airlines that operate like businesses and utilize similar or comparable aviation equipment. Many of our potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than does the Company. Many of these current and potential competitors can devote substantially more resources to the development of their business operations.

We will face the following challenges if we are successful with the acquisition of the air charter transportation services company: The charter airline business is rapidly evolving and intensely competitive. Management expects to face stiff competition in every service category that the Company will offer. Although barriers to entry are high, and it is difficult to launch a new air charter business, the volatility of the economy presents a unique set of business challenges, which can make it difficult to succeed and prosper in the airline industry.

The Company recognizes that its competitive advantage is based on its ability to brand its services, the quality and reliability of its aviation equipment, the strength of its marketing and sales programs, and the level of customer service it makes available to clients.

Eagle Aero believes that the principal competitive factors in our market include:

•	Brand recognition
•	Quality of service (customer service, inflight service, client development programs)
•	Quality of aviation equipment
•	Price
•	Strength of marketing and advertising programs
•	Strong Internet (online) and off-line media presence

Compliance With Government Regulation

We are subject to a wide range of governmental regulation by U.S. Federal, State and foreign governmental agencies. We are subject to regulation by, among others, the following authorities:

➢	U.S. Department of Transportation
➢	U.S. Federal Aviation Administration
➢	U.S. National Mediation Board, with respect to labor matters
➢	U.S. Federal Communications Commission, with respect to use of radio facilities
➢	U.S. Department of Defense, with respect to our military/government charter business
➢
U.S. Environmental Protection Agency and similar state and local authorities, primarily with respect to the use, discharge and disposal of hazardous materials at or from our maintenance and airport facilities

➢	similar authorities in foreign countries with respect to our international scheduled service and charter operations

Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. As such, we expect to incur expenses in connection with complying with government regulations.

In the last several years, Congress has passed laws, and the DOT and the FAA have issued regulations relating to the operation of airlines that have required significant expenditures. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. Unfavorable amendments to current laws, regulations and permits governing the operations of an airline, and more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures, which could result in a cessation of operations.  If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. In accordance with standard operating procedures for an airline, it is our intention to be in full compliance with all regulatory and legal requirements.

In the event that we are successful with the acquisition of an operational aviation business, and if this business holds an authorization or certificate issued by the regulatory authorities, a modification, suspension or revocation of any of our authorizations or certificates issued by the regulatory authorities having jurisdiction over us, or institution of proceedings for non-compliance with the regulations of such authorities, could adversely impact our business.

Employees

At present, we utilize the services of consultants and, as such, have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties, until we complete our planned acquisition of a charter air transportation services company. In the event that we are successful with our acquisition of the charter air transportation services company, we may add additional employees to staff the charter services operation. We may expand (or decrease) the size of our Board of Directors. However, none of the members of our Board of Directors receives a salary or benefits in any form, nor do we have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

Eagle Aero Holdings, Inc. was founded in the State of Delaware on May 12, 2004. Eagle Aero is a development stage company with no ongoing operations. Our principal executive offices are located at 7633 East 63rd St., Suite 300, Tulsa, Oklahoma, 74133 and our telephone number is 918-459-4542.

Eagle Aero was formed to acquire an aviation business. Provided that we are successful with this offering, the Company plans to use the proceeds to acquire one or more aviation businesses, in whole or in part.

The principals and management of Eagle Aero have over 50 years of collective experience in the aviation industry, stemming from their backgrounds in the finance and lease of aircraft and aircraft engines, and from years of “hands-on” work managing businesses that served both the commercial and military aviation markets. As aviation industry veterans, our past success is evidenced by the amount of repeat business that our management team has executed for former clients, like Heller Financial, Finova, Korean Airlines, Excalibur Air, Aerolineas Internacional, Bank One, and private aircraft owners.

Since our inception on May 12, 2004, we have generated no revenues. We commenced business in the 2004 fiscal year (ended December 31, 2005) and incurred a net loss of $817 in 2004, a net loss of $44,054 in 2005, and a net loss of $60 for the period (unaudited) beginning January 01, 2006 to February 28, 2006.

We will not receive any proceeds from the resale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next 12 months, as they relate to commencement and operation of our proposed charter air transportation services, have been and will continue to be significant.

Since our inception on May 12, 2004, we have funded our operations through equity offerings whereby we raised an aggregate $35,000 (see Item 26, “Recent Sales of Unregistered Securities” below for greater description). We will need to obtain additional financing in addition to the funding already raised through the sale of equity securities to fund our cash needs and continue our operations.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the fiscal year ended December 31, 2005, stating that our net loss of $44,054, lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

PLAN OF OPERATION

Over the next twelve months, our plan of operation is to acquire a charter air transportation services company and to commence charter air services operations.

We plan to raise the capital to execute this acquisition and our operations through additional paid in capital from our founders and by way of additional financing, either through an offering of our securities or by obtaining loans.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we commence operations under the Eagle Aero brand - provided that we successfully complete the acquisition of the charter air transportation services company.

Eagle Aero is a development stage company with no current operations. We presently do not have the funding to commence the operations outlined and detailed in this prospectus. If we are successful with this offering, the Company plans to use the proceeds to initiate the acquisition of a charter air transportation services company and to commence charter air services operations.

LIQUIDITY AND CAPITAL RESOURCES

Our cash and cash equivalent balances were $0 at December 31, 2005, $550 at December 31, 2004 and $35,134 for the unaudited period from January 01 to February 28, 2006. Since our inception on May 12, 2004, we have incurred significant losses. At December 31, 2004 we had an accumulated deficit of $817. At December 31, 2005 we had a loss of $44,054 and an accumulated deficit of $44,869. (The accumulated deficit for the unaudited period ending February 28, 2006 was $44,931).

Net cash used in operating activities was $44,054 for the twelve months ended December 31, 2005 as compared to $817 for the seven months ended December 31, 2004 (The accumulated total for net cash used in operating activities for the unaudited period ending February 28, 2006 was $44,931). For the fiscal year ended December 31, 2005, general and administrative expense was $5,054 as compared to $817 for the fiscal year ended December 31, 2004. The increase in net cash used in operating activities of $44,054 was due primarily to consulting and advisory fees of approximately $39,000.

From inception on May 12, 2004 to December 31, 2005, net cash provided from the issuance of common stock through financing activities was $39,000. Net cash provided from the issuance of common stock through financing activities for the unaudited period from January 01 to February 28, 2006 was $35,000. Accumulative net cash provided from the issuance of common stock through financing activities from inception to the unaudited period ending February 28, 2006 was $35,000.

As at December 31, 2005, our operations have been funded through issuances of our common stock and shareholder loans whereby we raised an aggregate $79,869. From inception through to the unaudited period ending February 28, 2006, we raised an aggregate $41,063.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through the sale of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with shareholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing shareholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $20,000. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board. We have not yet determined whether we will separately register our securities under Section 12 of the 1934 Act.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising is expensed when incurred. There has been no advertising since inception.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions.

DESCRIPTION OF PROPERTY

The Company leases a 2100 square foot office space in Tulsa, Oklahoma. The rent for this location is $700.00 per month. The Company leases a second location in Ocala, Florida. The rent is $600.00 per month, the term is one-year and it is 2500 square feet.

FINANCIAL COMMITMENTS

The Company leases a 2100 square foot office space in Tulsa, Oklahoma. The rent for this location is $700.00 per month. The Company leases a second location in Ocala, Florida. The rent is $600.00 per month, the term is one-year and it is 2500 square feet.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation for fiscal years 2005 and 2004.

Summary Compensation Table
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation
Lee R. Snider, Chairman & CEO	2004 2005	NIL NIL	NIL NIL	NIL 20,000,750(1)
Stuart A. Carnie President	2004 2005	NIL NIL	NIL NIL	1,500(2) 19,000,750(2)
Russell W. Mentink, Vice President of Operations	2004 2005	NIL NIL	NIL NIL	NIL NIL
Christopher Brown, Director Of Commercial Leasing	2004 2005	NIL NIL	NIL NIL	NIL NIL
Robert W. Keddie, Director of Information Technology	2004 2005	NIL NIL	NIL NIL	NIL NIL

(1) In fiscal 2004, Mr. Carnie has received 1,500 shares of common stock in lieu of payment for consultant services at a deemed value of $2.00. In fiscal 2005, Mr. Carnie has received 19,000,750 shares of common stock in lieu of payment for consultant services at a deemed value of $19,000.

(2) In fiscal 2005, Mr. Snider has received 20,000,750 shares of common stock in lieu of payment for consultant services at a deemed value of $20,000.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our executive officers.

MARKET FOR COMMON EQUITY

Our common shares are not currently listed and do not currently trade on a public exchange.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each officer and director of our company shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action. However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the Company does not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Eagle Aero Holdings, Corp (A development stage company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Eagle Aero Holdings, Corp (A development stage company) as of December 31, 2004 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on May 12, 2004 through December 31, 2004 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Aero Holdings, Corp (A development stage company) as of December 31, 2004 and 2005 and the results of its operations and its cash flows for the period from inception on May 12, 2004 through December 31, 2004 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates Chartered Accountants
Las Vegas, Nevada
May 2, 2006

Moore & Associates (signed)

Las Vegas, Nevada	CHARTERED ACCOUNTANTS
May 2, 2006

EAGLE AERO HOLDINGS CORP.
Balance Sheet
(A development stage company)

	December 31, 2005	December 31, 2004
ASSETS
Current Assets

Cash & Equivalents	0	550

Total Current Assets	0	550

Fixed Assets	0	0

Total Fixed Assets	0	0

Total Assets	0	550

LIABILITIES
Current Liabilities

Shareholder Loans	5,869	1,365

Total Current Liabilities	5,869	1,365

Long Term Liabilities

Total Liabilities	5,869	1,365

Common Stock
100,001,500 authorized, par value $0.001 39,000,000 and 1,500 issued and outstanding on December, 2005	39,000	2
Retained Earnings (Deficit)	(44,869)	0
Total Stockholders Equity	(5,869)	(817)
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	0	550

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS CORP.
Income Statement
(A development stage company)

	December 31, 2005	December 31, 2004	Inception (May12, 2004) to December 31, 2005
Revenue	0	0	0

Expenses
Shares Issued in Exchange For Services	39,000	0	39,000
Other Administrative and Operating expenses	5,054	817	5,871
Total Expenses	44,054	817	44,871

Net Income (Loss)	(44,054)	(817)	(44,871)

Basic and Diluted (Loss) per share	(0.001)	(0.001)	(0.001)

Weighted Average Number of Shares	3,313,829	1,500	3,313,829

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS INC.
Statement of Cashflows
(A development stage company)
	December 31, 2005	December 31, 2004	Inception (May 12, 2004) to December 31, 2005
Cash Flow From Operating Activities
Net Income (Loss)	(44,054)	(817)	(44,871)

Accounts Payable and Accrued Liabilities	0	0	0
Net Cash from Operating Activities	(44,054)	(817)	(44,871)

Net Cash After Operating Activities.	(44,054)	(817)	(44,871)

Cash Flow from Financing Activities

Shareholder Loans	4,504	1365	5,869

Founders Investment and Share Subscritions Received	0	0	0
Net Cash from Financing Activities	4504	1365	5,869

Net Cash after Operating and Financial Activities	(39,550)	548	(39,002)

Cash Flow From Investing Activities

39,000,000 Shares issued in exchange for Services	39000	0	39000
Net Cash from Investing Activities	39000	0	39000

Net Cash After Operating, Financial & Investment Activities	(550)	550	0

Cash at Beginning of Period	550	0	0
Cash at end of Period	0	550	0

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS CORPORATION
STATEMENT OF STOCKHOLDER’S EQUITY
(A development stage company)
From Inception (May 12, 2004) to December 31, 2005
				Deficit
				Accumulated
				During
	Common Stock		Paid in	Development	Total
	Shares	Amount	Capital	Stage	Equity
Shares issued to founders at no par value	1,500	2

Net (Loss) for period				(817)	(817)
Balance, December 31, 2004	1,500	2		(817)	(817)

Shares issued, Owner Equity Issued in Lieu of Payment for Services at Par Value, December 15, 2005	39,000,000	39,000			39,000

Net (Loss) for period				(44,054)	(44,054)
Balance, December 31, 2005	39,001,500	39,000		(44,871)	(5,871)

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS CORPORATION.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was organized in the State of Delaware on May 12th, 2004.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising is expensed when incurred. There has been no advertising since inception on May 12, 2004.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

NOTE 4. PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable.

NOTE 5. SEGMENT INFORMATION

Segment information is presented in accordance with SFAS 131, Disclosures about Segments of an Enterprise and Related Information. This standard is based on a management approach, which requires segmentation based upon the Company’s internal organization and disclosure of revenue based upon internal accounting methods.

NOTE 6. OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no lease obligations.

NOTE 7.   THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

SFAS 148 Accounting for Stock-Based Compensation-Transition and Disclosure
Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

SFAS 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities
This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

SFAS 150 Financial Instruments with Characteristics of both Liabilities and Equity

This Statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

Interpretation No. 46 (FIN 46)
Effective January 31, 2003, The Financial Accounting Standards Board requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a continuing financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company has not invested in any such entities, and does not expect to do so in the foreseeable future.

The adoption of these new Statements is not expected to have a material effect on the Company’s financial position, results or operations, or cash flows.

NOTE 8. RELIANCE ON OFFICERS

The president and vice-president of the Company are the persons who have the experience to promote this enterprise. If they were to no longer able or willing to function in that capacity the Company would be negatively affected.

NOTE 9. ASSETS

The Assets are composed of funds in the company’s business bank account and funds held in trust.

Funds in bank account $ 0.00

Funds held in accounts of a Canadian Financial Institution, member of CDIC (Canadian Deposit Insurance Corp.) are insured up to cdn$ 100,000.00, per account per person. Funds held in foreign currency are not insured at all.

Eagle Aero Holdings Corp. has funds in US currency therefore none of its funds are insured under CDIC.

NOTE 10. LIABILITIES

The company has a line of credit with one of the shareholders for a maximum amount of $ 6,000. At the time of this report the balance due on the line of credit was $ 5,869. The agreement terminates on March 1st 2007 and interests are payable upon termination of this agreement.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

AMOUNT
Securities and Exchange Commission Registration Fee	$1,700*
Legal Fees and Expenses	18,300

Total	$20,000*

*Estimated amount

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since its inception on May 12, 2004, the registrant has issued and sold the following securities:

On May 12, 2004, the Company issued 1,500 shares at no par value in lieu of payment for services at a deemed value of $2.00.

In December 2005, the Company issued 39,000,000 shares to its founders at a price of $0.001 per share in lieu of payment for services at a deemed value of $39,000.00

In February 2005, the Company issued 5,000,000 to investors at a price of $0.007 per share for a total raise of $35,000 pursuant to Regulation D.

ITEM 27. INDEX TO EXHIBITS

REGULATION
S-B NUMBER	EXHIBIT

3.1	Articles of Incorporation

3.2	Bylaws

3.3	Certificate of Amendment

5.1	Consent and Opinion of Aaron D. McGeary

23.1	Consent of Moore & Associates Chartered Accountants

23.2	Consent and Opinion of Aaron D. McGeary (see Exhibit 5.1)

ITEM 28. UNDERTAKINGS

The Company hereby undertakes to:

1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii) Include any additional or changed material information on the plan of distribution.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3)  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4)  That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Ocala, State of Florida, on July 12, 2006.

EAGLE AERO HOLDINGS CORP.

By:	/s/ Stuart A. Carnie
Stuart A. Carnie
President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Stuart A. Carnie Stuart A. Carnie	President and Director	July 12, 2006